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IntraLinks Announces Fourth Quarter and Full Year 2010 Results

Fourth Quarter Results Exceed Expectations Across All Key Metrics; 2010 Revenue Grows by 31%

NEW YORK, NY – February 17, 2011 – IntraLinks Holdings, Inc. (NYSE: IL), a leading provider of critical information exchange solutions, today announced results for its fourth quarter and full year of 2010.

Financial highlights for the fourth quarter include:

▪	Total revenue of $52.1 million, up 33% year-over-year
▪	Enterprise revenue of $23.0 million, up 39% year-over-year
▪	M&A revenue of $20.0 million, up 46% year-over-year
▪	GAAP net income of $1.0 million or $0.02 per share, compared to GAAP net loss of ($4.6) million or ($2.53) per share, in the prior year
▪	Non-GAAP adjusted net income of $7.4 million or $0.14 per share, compared to non-GAAP net income of $0.4 million or $0.01 per share, in the prior year
▪	Non-GAAP adjusted EBITDA of $19.9 million, an increase of 93%, compared to $10.3 million in the prior year
▪	Cash flow from operations of $19.4 million, an increase of 131%, compared to $8.4 million in the prior year
▪	Further repayment of $32.7 million of debt as a result of the follow-on stock offering during the fourth quarter

“The fourth quarter represented a strong finish to a record year for IntraLinks,” said Andrew Damico, IntraLinks’ President and CEO. “The company’s momentum and profitability during 2010 was driven by significant growth in our Enterprise and Mergers and Acquisitions businesses. The increasing recognition of the value of our cloud-based solutions puts us in a strong position for 2011 and beyond.”

“The successful completion of our follow-on stock offering during the fourth quarter enabled IntraLinks to further improve its capital structure, leading to a lower debt balance and reduced interest expense moving forward,” said Anthony Plesner, IntraLinks’ CFO. “We believe that IntraLinks has the market opportunity, leadership position and infrastructure to build a large and highly profitable company, as reflected by our increased 2011 guidance.”

Fourth Quarter 2010

Total revenue was $52.1 million, an increase of 33%, compared to $39.2 million for the same period last year
▪	Enterprise revenue was $23.0 million compared to $16.5 million last year, up 39% year-over-year
▪	M&A revenue was $20.0 million compared to $13.7 million last year, up 46% year-over-year

GAAP gross margin was 75.9%, an increase of 460 basis points (“bps”) compared to 71.3% for the same period last year.

Non-GAAP gross margin was 82.4%, an increase of 260 bps compared to 79.8% for the same period last year.

GAAP operating income was $6.3 million, compared to a GAAP operating loss of ($0.6) million for the same period a year ago. GAAP operating income in the fourth quarter of 2010 included one-time costs of $0.2 million related to the company’s follow-on stock offering.

Non-GAAP adjusted operating income was $15.0 million, compared to $7.3 million for the same period a year ago. Non-GAAP adjusted operating income was adjusted for one-time costs of $0.2 million described in the previous paragraph.

GAAP net income was $1.0 million, compared to a GAAP net loss of ($4.6) million for the same period a year ago. GAAP net income for the fourth quarter of 2010 included one-time costs of $1.6 million associated with the company’s follow-on stock offering and the subsequent debt repayment. Basic and diluted GAAP net income per share for the fourth quarter was $0.02 on the basis of 50.1 million and 51.8 million shares outstanding, respectively. In the prior year comparable period, basic and diluted GAAP net loss per share was ($2.53) on the basis of 1.8 million shares outstanding.

The company generated non-GAAP adjusted net income of $7.4 million, compared to non-GAAP net income of $0.4 million for the same period a year ago. Non-GAAP adjusted net income in the fourth quarter of 2010 was adjusted to exclude one-time costs of $1.6 million described in the previous paragraph. Non-GAAP adjusted net income per share was $0.14 on the basis of 53.4 million shares outstanding. In the prior year comparable period, non-GAAP net income per share was $0.01 on the basis of 52.1 million shares outstanding. Shares outstanding are on a diluted, pro forma basis, assuming that the conversion of outstanding preferred stock to common stock and the initial and follow-on offerings of common stock occurred at the beginning of each respective period.

Non-GAAP adjusted EBITDA was $19.9 million, or 38.1% of revenue representing an increase of 93%, compared to $10.3 million or 26.3% of revenue for the same period a year ago.

Cash flow from operations was $19.4 million, an increase of 131%, compared to $8.4 million in the prior year.

Full Year 2010

Total revenue was $184.3 million, an increase of 31%, compared to $140.7 million in the prior year
▪	Enterprise revenue was $82.8 million compared to $55.4 million last year, up 49% year-over-year
▪	M&A revenue was $68.6 million compared to $50.7 million last year, up 35% year-over-year

GAAP gross margin was 74.2%, an increase of 880 bps compared to 65.4% in the prior year.

Non-GAAP gross margin was 81.5%, an increase of 240 bps compared to 79.1% in the prior year.

GAAP operating income was $11.2 million, compared to a GAAP operating loss of ($3.4) million in the prior year. GAAP operating income for 2010 included one-time costs of $1.4 million associated with the company’s initial public and follow-on offerings.

Non-GAAP adjusted operating income was $45.6 million, compared to $33.5 million in the prior year. Non-GAAP adjusted operating income for 2010 was adjusted for one-time costs of $1.4 million described in the previous paragraph.

GAAP net loss was ($12.4) million, compared to ($24.8) million in the prior year. Basic and diluted GAAP net loss per share for the full year 2010 was ($0.58) on the basis of 21.3 million shares outstanding, compared to ($15.38) on the basis of 1.6 million shares outstanding in the prior year. GAAP net loss for 2010 included one-time costs totaling $8.4 million associated with the company’s initial public and follow-on offerings and the subsequent debt repayments.

The company generated non-GAAP adjusted net income of $13.7 million in 2010, compared to a non-GAAP net loss of ($3.8) million in 2009. Non-GAAP adjusted net income for 2010 was adjusted to exclude one-time costs of $8.4 million, described in the previous paragraph. Non-GAAP adjusted net income per share in 2010 was $0.26 on the basis of 53.0 million shares outstanding, compared to a non-GAAP net loss per share of ($0.08) in the prior year on the basis of 50.6 million shares outstanding in the prior year. Shares outstanding are on a diluted, pro forma basis, assuming that the conversion of outstanding preferred stock to common stock and the initial and follow-on offerings of common stock occurred at the beginning of each respective period.

Non-GAAP adjusted EBITDA was $62.6 million, or 33.9% of revenue, representing an increase of 39%, compared to $45.1 million, or 32.0% of revenue, for the prior year.

Cash flow from operations was $ 35.4 million, an increase of $ 10.3 million, or 41%, compared to $ 25.1 million in the prior year.

Deferred revenue on the balance sheet at December 31, 2010 was $ 38.0 million, an increase of 42% on a year-over-year basis.

During the fourth quarter the company identified an adjustment to its income-tax benefit for the three months ended September 30, 2010, resulting in a $1.5 million overstatement of the benefit. The company will reflect this adjustment in the quarterly information in its Form 10-K for the year ended December 31, 2010, and for the relevant prior year period in its Form 10-Q for the quarter ending September 30, 2011.

2010 Business Highlights:

▪	104% dollar renewal rate on subscription contracts compared to 93% for the prior year
▪	Subscription business represented 59% of total revenues in 2010
▪	Signed 461 new Enterprise customers in 2010
▪	Signed 2,467 new M&A contracts in 2010
▪	Credit rating upgrade by Standard and Poor’s (B to B+) and Moody’s (B2 to B1)

Business Outlook:

Based on information available as of February 17, 2011, IntraLinks is providing guidance for the first quarter 2011 and full year 2011 as follows:

First Quarter 2011

Revenue: $52 million to $54 million
GAAP operating income: $0.5 million to $2.5 million
Non-GAAP operating income: $10 million to $11.5 million
Non-GAAP adjusted EBITDA: $15 million to $16.5 million
GAAP net (loss) income per share: ($0.01) to $0.01
Non-GAAP net income per share: $0.09 to $0.11

Full Year 2011

Revenue: $215 million to $225 million
GAAP operating income: $21 million to $23 million
Non-GAAP operating income: $52 million to $58 million
Non-GAAP adjusted EBITDA: $73 million to $78 million
GAAP net income per share: $0.12 to $0.14
Non-GAAP net income per share: $0.50 to $0.57

Quarterly Conference Call

IntraLinks will host a conference call today at 9:00 a.m. Eastern Time (ET) to discuss the company’s fourth quarter 2010 financial results and its business outlook for the first quarter and full year 2011, which may include guidance supplemental to the above. To access this call, dial 800-992-7413 (domestic) or 719-325-2483 (international). A passcode is not required. This presentation will also be webcast live on the investor relations section on the IntraLinks website at www.intralinks.com/ir.  In conjunction with this call, there will also be accompanying slides with supplemental information available at the same website location.

Following the conference call, a replay will be available until February 24, 2011, at 877-870-5176 (domestic) or 858-384-5517 (international). The passcode for the replay is 2273502. An archived webcast of this conference call will also be available on the investor relations section on the IntraLinks website at www.intralinks.com/ir.

About IntraLinks

IntraLinks (NYSE: IL) is a leading global provider of Software-as-a-Service solutions for securely managing content, exchanging critical business information and collaborating within and among organizations. More than 1 million professionals in industries including financial services, pharmaceutical, biotechnology, consumer, energy, industrial, legal, insurance, real estate and technology, as well as government agencies, have utilized IntraLinks' easy-to-use, cloud-based solutions. IntraLinks users can accelerate information-intensive business processes and workflows, meet regulatory and risk management requirements and collaborate with customers, partners and counterparties in a secure, auditable and compliant manner. Professionals at more than 800 of the Fortune 1000 companies have used IntraLinks’ solutions. For more information, visit www.intralinks.com or http://blog.intralinks.com. You can also follow IntraLinks on Twitter at http://twitter.com/intralinks and Facebook at www.facebook.com/IntraLinks.

Non-GAAP Financial Measures

The Press Release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP” or “U.S. GAAP”), including non-GAAP gross profit and margin, non-GAAP adjusted operating income and margin, non-GAAP adjusted net income, non-GAAP adjusted net income per share and non-GAAP adjusted EBITDA and margin. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Management defines its non-GAAP financial measures as follows:

▪	Non-GAAP gross profit represents the corresponding GAAP measure adjusted to exclude (1) stock-based compensation expense and (2) amortization of intangible assets.
▪
Non-GAAP adjusted operating income represents the corresponding GAAP measure adjusted to exclude (1) stock-based compensation expense, (2) amortization of intangible assets and (3) one-time costs related to initial public and follow-on offerings.

▪
Non-GAAP adjusted net income and non-GAAP adjusted net income per share represent the corresponding GAAP measures adjusted to exclude (1) stock-based compensation expense, (2) amortization of intangible assets, (3) one-time costs related to our initial public and follow on offerings and (4) one-time costs related to debt repayments.  Non-GAAP adjusted net income and non-GAAP adjusted net income per share are calculated using an estimated long-term effective tax rate.

▪	Non-GAAP per share measures are shown on a pro-forma basis, assuming the conversion of preferred shares and public offerings occurred at the beginning of the respective periods.
▪
Non-GAAP adjusted EBITDA represents net income (loss) adjusted to exclude (1) interest expense, net of interest income, (2) income tax provision (benefit), (3) depreciation and amortization, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) amortization of debt issuance costs, (7) loss on extinguishment of debt, (8) other (income) expense and (9) one-time costs related initial public and follow on offerings.

▪	The various non-GAAP margins represent the respective non-GAAP measures as a percentage of revenue.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. Additionally, management believes that these non-GAAP financial measures provide a more meaningful comparison of our operating results against those of other companies in our industry, as well as on a period-to-period basis, because these measures exclude items that are not representative of our operating performance, such as amortization of intangible assets, interest expense and fair value adjustments to the interest rate swap. Management believes that including these costs in our results of operations results in a lack of comparability between our operating results and those of our peers in the industry, the majority of which are not highly leveraged and do not have comparable amortization costs related to intangible assets. However, non-GAAP gross profit and margin, non-GAAP adjusted operating income and margin, non-GAAP adjusted net income, non-GAAP adjusted net income per share and non-GAAP adjusted EBITDA and margin are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered as alternatives to gross profit and margin, operating income (loss) and margin, net income (loss) or net income (loss) per share as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the Press Release.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains express or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  the uncertainty of our future profitability; our ability to sustain positive cash flow; periodic fluctuations in our operating results; risks related to our substantial debt balances; our ability to maintain the security and integrity of our systems; our ability to increase our penetration in our principal existing markets and expand into additional markets; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy including tax regulations.  Further information on these and other factors that could affect the company’s financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Registration Statements, as amended, on Form S-1 (File Nos. 333-165991 and 333-170694), which were declared effective by the Securities and Exchange Commission on August 5, 2010 and December 6, 2010, respectively, and subsequent filings with the SEC.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IntraLinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

IntraLinks and the IntraLinks logo are registered trademarks of IntraLinks Holdings, Inc. All rights reserved.

Investor Contact:
David Roy
IntraLinks
212-342-7690
droy@intralinks.com

Media Relations Contact:
Radley Moss
IntraLinks
212-543-7717
rmoss@intralinks.com
IntraLinks | 150 East 42nd Street | New York, NY 10017 | + 1 212 342 7684 | Fax +1 212 208 2600
 ____________________________________________
 Created by Morningstar Document Research     documentresearch.morningstar.comSource: IntraLinks Holdings, Inc., 8-K, October 07, 2010

INTRALINKS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and per Share Data)
(unaudited)

	December 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$50,467	$30,481
Restricted cash	-	87
Accounts receivable, net of allowances of $2,418 and $2,470, respectively	37,137	25,898
Investments	-	3,414
Deferred taxes	18,264	6,979
Prepaid expenses and other current assets	9,118	6,355
Total current assets	114,986	73,214

Fixed assets, net	8,075	7,064
Capitalized software, net	25,676	20,734
Goodwill	215,478	215,478
Other intangibles, net	160,863	189,604
Other assets	2,022	3,247
Total assets	$527,100	$509,341

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable	$4,191	$8,870
Accrued expenses and other current liabilities	23,189	21,958
Deferred revenue	38,043	26,795
Total current liabilities	65,423	57,623
Long term debt	125,886	290,513
Deferred taxes	46,103	42,719
Other long term liabilities	2,244	4,040
Total liabilities	239,656	394,895
Commitments and contingencies
Redeemable convertible preferred stock:
Series A $0.001 par value, 10,000,000 shares authorized; 0 and 35,864,887 shares issued and outstanding (liquidation preference of $0 and $176,604) as of December 31,
2010 and December 31, 2009, respectively	-	176,478
Stockholders' equity (deficit)
Common stock, $0.001 par value; 300,000,000 shares authorized; 52,387,374 and 3,152,669
shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	52	3
Additional paid-in capital	365,962	4,302
Accumulated deficit	(78,813)	(66,377)
Accumulated other comprehensive income	243	40
Total stockholders' equity (deficit)	287,444	(62,032)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$527,100	$509,341

INTRALINKS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and per Share Data)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenue	$52,118	$39,176	$184,332	$140,699
Cost of revenue	12,549	11,253	47,496	48,721
Gross profit	39,569	27,923	136,836	91,978
Operating expenses:
Product development	4,179	5,442	17,953	14,222
Sales and marketing	20,995	15,985	79,251	59,058
General and administrative	8,096	5,916	28,435	20,556
Restructuring costs	-	1,156	-	1,494
Total operating expenses	33,270	28,499	125,639	95,330
Income (loss) from operations	6,299	(576)	11,197	(3,352)
Interest expense, net	4,725	7,505	24,724	28,935
Amortization of debt issuance costs	1,059	458	3,084	1,872
Loss on extinguishment of debt	-	-	4,974	-
Other (income) expense	(1,515)	(1,299)	(2,722)	9,027
Net income (loss) before income tax	2,030	(7,240)	(18,863)	(43,186)
Income tax provision (benefit)	1,012	(2,608)	(6,427)	(18,415)
Net income (loss)	$1,018	$(4,632)	$(12,436)	$(24,771)

Net income (loss) per common share - basic	$0.02	$(2.53)	$(0.58)	$(15.38)

Net income (loss) per common share - diluted	$0.02	$(2.53)	$(0.58)	$(15.38)

Weighted average number of shares
used in calculating net income (loss) per share - basic	50,083,596	1,832,743	21,310,284	1,611,090

Weighted average number of shares
used in calculating net income (loss) per share - diluted	51,797,179	1,832,743	21,310,284	1,611,090

INTRALINKS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(unaudited)

	Years Ended December 31,
	2010	2009	2008

Net loss	$(12,436)	$(24,771)	$(24,598)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,982	11,567	4,643
Stock-based compensation expense	4,215	1,938	3,792
Amortization of intangible assets	28,741	34,939	44,585
Amortization of debt issuance cost	3,084	1,872	1,803
Provision for bad debts and customer credits	519	539	1,337
(Loss) gain on disposal of fixed assets, including insurance proceeds	(286)	75	1,082
Change in deferred taxes	(7,901)	(19,341)	(16,529)
(Gain) loss on interest rate swap	(2,778)	8,427	-
Loss on extinguishment of debt	4,974	-	-
Non-cash interest expense	5,648	8,878	10,454

Changes in operating assets and liabilities:
Restricted cash	87	509	2,060
Accounts receivable	(11,754)	(3,479)	(155)
Prepaid expenses and other current assets	(1,080)	(2,418)	344
Other assets	(2,783)	89	289
Accounts payable	(4,673)	4,685	(1,263)
Accrued expenses and other liabilities	3,436	(132)	(5,437)
Deferred revenue	11,395	1,695	1,250
Net cash provided by operating activities	35,390	25,072	23,657

Cash flows from investing activities:	-	-	-
Capital expenditures	(6,863)	(5,755)	(3,004)
Capitalized software development costs	(16,128)	(10,279)	(12,391)
Purchase of bank time deposits with maturities greater than three months	(4,320)	-	-
Sale of investments and maturity of bank time deposits greater than three months	7,770	50	1,000
Net cash used in investing activities	(19,541)	(15,984)	(14,395)

Cash flows from financing activities:
Proceeds from exercise of stock options	516	94	1
Offering costs paid in connection with initial public offering	(2,365)	-	-
Capital lease payments	(27)	(119)	(307)
Payment of financing costs	(1,513)	-	(230)
Proceeds from initial public offering and follow on offering, including underwriters' overallotment	182,838	-	-
Repayments of outstanding principal on long-term debt	(171,456)	(3,210)	(1,688)
Prepayment penalty on PIK loan	(4,092)	-	-
Net cash provided by (used in) financing activities	3,901	(3,235)	(2,224)
Effect of foreign exchange rate changes on cash and cash equivalents	236	(43)	(38)
Net increase in cash and cash equivalents	19,986	5,810	7,000
Cash and cash equivalents at beginning of period	30,481	24,671	17,671
Cash and cash equivalents at end of period	$50,467	$30,481	$24,671

INTRALINKS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES
(In Thousands, Except Share and per Share Data)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Non-GAAP gross profit
Gross profit	39,569	27,923	136,836	91,978
Gross margin	75.9%	71.3%	74.2%	65.4%
Cost of revenue - stock based compensation expense	41	10	105	63
Cost of revenue - amortization of intangible assets	3,310	3,310	13,237	19,304
Non-GAAP gross profit	$42,920	$31,243	$150,178	$111,345
Non-GAAP gross margin	82.4%	79.8%	81.5%	79.1%

Non-GAAP adjusted operating income
Income (loss) from operations	$6,299	$(576)	$11,197	$(3,352)
Stock-based compensation expense	1,369	692	4,215	1,938
Amortization of intangible assets	7,158	7,218	28,741	34,939
One-time costs related to initial public and follow on offerings	195	-	1,416	-
Non-GAAP adjusted operating income	$15,021	$7,334	$45,569	$33,525
Non-GAAP adjusted operating margin	28.8%	18.7%	24.7%	23.8%

Income (loss) from operations as a percentage of total revenue	12.1%	-1.5%	6.1%	-2.4%

Non-GAAP adjusted net income
Net income (loss) before income tax	$2,030	$(7,240)	$(18,863)	$(43,186)
Stock-based compensation expense	1,369	692	4,215	1,938
Amortization of intangible assets	7,158	7,218	28,741	34,939
One-time costs related to initial public and follow on offerings	195	-	1,416	-
One-time costs related to debt repayments	1,402	-	7,011	-
Non-GAAP net income (loss) before income tax	12,154	670	22,520	(6,309)
Non-GAAP income tax provision (benefit)	4,740	261	8,783	(2,461)
Non-GAAP adjusted net income (loss)	$7,414	$409	$13,737	$(3,848)

Non-GAAP adjusted EBITDA
Net income (loss)	$1,018	$(4,632)	$(12,436)	$(24,771)
Interest expense, net	4,725	7,505	24,724	28,935
Income tax provision (benefit)	1,012	(2,608)	(6,427)	(18,415)
Depreciation and amortization	4,844	2,957	16,982	11,567
Amortization of intangible assets	7,158	7,218	28,741	34,939
Stock-based compensation expense	1,369	692	4,215	1,938
Amortization of debt issuance costs	1,059	458	3,084	1,872
Loss on extinguishment of debt	-	-	4,974	-
Other (income) expense	(1,515)	(1,299)	(2,722)	9,027
One-time costs related to initial public and follow on offerings	195	-	1,416	-
Non-GAAP adjusted EBITDA	$19,865	$10,291	$62,551	$45,092
Non-GAAP adjusted EBITDA margin	38.1%	26.3%	33.9%	32.0%

INTRALINKS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES- GUIDANCE
(In Thousands)
(unaudited)

	Three Months Ending	Year Ending
	March 31,	December 31,
	2011	2011
Non-GAAP gross margin
Gross profit	$38,653	$166,612
Gross margin	72.9%	75.7%

Cost of revenue- stock-based compensation expense	38	151
Cost of revenue- amortization of intangible assets	3,309	13,237
Non-GAAP gross profit	$42,000	$180,000

Non-GAAP gross margin	79.2%	81.8%

Non-GAAP operating income
Income from operations	$2,067	$20,570
Stock-based compensation expense	1,526	5,800
Amortization of intangible assets	7,157	28,630
Non-GAAP operating income	$10,750	$55,000

Non-GAAP operating margin	20.3%	25.0%

Income from operations as a percentage of total revenue	3.9%	9.4%

Non-GAAP net income
Net (loss) income before income tax	$(250)	$11,665
Stock-based compensation expense	1,526	5,800
Amortization of intangible assets	7,157	28,630
Non-GAAP net income before income tax	8,433	46,095
Non-GAAP income tax provision	3,120	17,055
Non-GAAP net income	$5,313	$29,040

Non-GAAP adjusted EBITDA
Net (loss) income	$(158)	$7,349
Interest expense, net	2,988	11,763
Income tax (benefit) provision	(93)	4,316
Depreciation and amortization	5,000	20,500
Amortization of intangible assets	7,157	28,630
Stock-based compensation expense	1,526	5,800
Amortization of debt issuance costs	329	1,142
Other income	(1,000)	(4,000)
Non-GAAP adjusted EBITDA	$15,750	$75,500

Non-GAAP adjusted EBITDA margin	29.7%	34.3%

Note: All forward-looking figures presented in this table are stated at the mid-point of the estimated range